Designated Filer:	Twin Haven Capital Partners, L.L.C.
Issuer & Ticker Symbol:	Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:	April 30, 2015

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Twin Haven Special Opportunities Fund IV, L.P.
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880

2.	Name:	Twin Haven Special Opportunities Partners IV, L.L.C.
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880

3.	Name:	Paul Mellinger
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880

4.	Name:	Robert Webster
	Address:	c/o Twin Haven Capital Partners, L.L.C.
33 Riverside Avenue, 3rd Floor
Westport, Connecticut 06880